GUESS?, INC.	NEWS RELEASE

For Immediate Release	Contacts:	Carlos Alberini
President & Chief Operating Officer
(213) 765-3582

Dennis R. Secor
SVP & Chief Financial Officer
(213) 765-3289

Joseph Teklits
Integrated Corporate Relations
(203) 682-8258

GUESS?, INC. REPORTS RECORD FIRST QUARTER REVENUES AND EARNINGS - RAISES FULL YEAR GUIDANCE AND DECLARES DIVIDEND

First Quarter 2008 Revenues Increased by 42%, to $378 Million

First Quarter 2008 EPS Increased by 65%, to $0.38 Versus $0.23 Last Year

Company Raises Fiscal Year EPS Guidance to a Range of $1.75 to $1.80, from a Range of $1.65 to $1.70

First Quarter Highlights

- Revenues grew 42.3% to $377.9 million

- North American comp sales up 13.6%

- Operating margin improved 240 basis points to 15.3%

- Net earnings grew 71.9% to $35.5 million

LOS ANGELES, June 5, 2007 - Guess?, Inc. (NYSE: GES) today reported financial results for the first quarter of its 2008 fiscal year, which ended May 5, 2007.

First Quarter 2008 Results

For the first quarter of fiscal 2008, the Company reported record net earnings of $35.5 million, an increase of 71.9% compared to net earnings of $20.7 million for the recast quarter ended April 29, 2006. Diluted earnings per share increased 65% to $0.38 per share in the current quarter versus $0.23 per share in the prior year quarter.

Paul Marciano, Chief Executive Officer, commented, “The strength of our brand and the solid execution of our global strategy have driven these record results, which represented our 15th consecutive quarter of earnings growth. I am extremely pleased with our team’s outstanding performance. All of our businesses generated double digit revenue growth, led by strong execution in our international operations. In Europe, the addition of Focus Europe, our contemporary line, and the growth of our existing businesses drove a 77% sales increase in the segment. Strong sales performance in South Korea drove Asian revenues higher and led to a 77% increase in our wholesale segment revenues.”

Mr. Marciano continued, “Our North American retail business performed extremely well, posting its 17th consecutive quarter of same store sales growth. And the strength of our accessory lines drove licensing revenue growth of 42%. It is important to note that our footwear licensee’s business has been expanding rapidly. Compared to just a year ago, their business has experienced explosive revenue growth, more than doubling its volume in the period. We continue to be very excited about the prospects of this business both domestically and internationally.”

Mr. Marciano concluded, “On a consolidated basis, we increased net earnings by 71.9%, driven by earnings growth in all of our businesses around the world. Our earnings were well balanced and our performance once again demonstrates the power of our diversified business model.”

Total net revenue for the first quarter of fiscal 2008 increased 42.3% to $377.9 million from $265.7 million in the prior-year period. The Company’s retail stores in the U.S. and Canada generated revenue of $179.5 million in the first quarter of fiscal 2008, a 19% increase from $150.9 million in the same period a year ago. Comparable store sales increased 13.6% for the quarter ended May 5, 2007, compared to the thirteen weeks ended May 6, 2006. The Company operated 336 retail stores in the U.S. and Canada at the end of the first quarter of fiscal 2008 versus 316 stores a year earlier.

Net revenue from the Company’s wholesale segment, which includes the Company’s Asian operations, increased 77.4% to $59.2 million in the first quarter of fiscal 2008, from $33.4 million in the prior-year period.

Net revenue from the Company’s European segment increased 77.2% to $118.9 million in the first quarter of fiscal 2008, compared to $67.1 million in the prior-year period.

Licensing segment net revenue increased 41.5% to $20.3 million in the first quarter of fiscal 2008, from $14.3 million in the prior-year period.

Operating earnings for the first quarter of fiscal 2008 increased 69.0% to $57.9 million from $34.3 million in the prior-year period. Operating margin in the first quarter improved 240 basis points to 15.3%, compared to the prior year’s quarter. This margin expansion was driven by better product margins, significant operating margin expansion in the wholesale segment, and the positive impact in the Company’s first quarter business mix of the higher European business. The Company’s SG&A rate increased 30 basis points quarter over quarter.

Five-Week Transition Period and Recast 2006 Financial Results

The Company also announced today the financial results for the five-week transition period ended February 3, 2007 and the results for the recast fourth quarter and year ended February 3, 2007. The five-week transition period resulted from the Company’s decision to change its fiscal year. For the five-week transition period, revenues were $136.0 million, net earnings were $8.0 million and diluted earnings per share were $0.09 on a post-split basis. This represents a $0.09 improvement over the diluted earnings per share reported in the year-ago January period.

For the recast quarter ended February 3, 2007, revenues were $396.2 million, operating earnings were $71.4 million, operating margin reached 18.0% and net earnings were $45.9 million. Diluted earnings per share for the recast fourth quarter ended February 3, 2007 were $0.49.

Revenues for the recast year ended February 3, 2007 were $1.25 billion, operating earnings were $205.5 million, operating margin reached 16.4% and net earnings were $131.2 million. Diluted earnings per share for the recast year ended February 3, 2007 were $1.42.

The quarterly and annual recast financial information for 2006 is included in today’s press release and is posted on the Company’s website under the “Investor’s Info” link.

Outlook

The Company’s expectations for the second quarter ending July 7, 2007, are as follows:

-	Consolidated net revenues are expected to range from $335 million to $345 million.

-	Operating margin is expected to be about 14%.

-	Diluted earnings per share are expected to be in the range of $0.31 to $0.33.

The Company’s expectations for the fiscal year ending February 2, 2008, are now as follows:

-	Consolidated net revenues are expected to range from $1.51 billion to $1.56 billion.

-	Operating margin is expected to be about 17.5%.

-	Diluted earnings per share are expected to be in the range of $1.75 to $1.80.

The fiscal year ending February 2, 2008 will include 52 weeks and a four-week January, compared to the recast year ended February 3, 2007, which included 53 weeks and a five-week January.

Dividend

The Company also announced today that its Board of Directors has declared a cash dividend of $0.06 per share on the Company’s common stock. The dividend will be payable on July 6, 2007 to shareholders of record at the close of business on June 20, 2007.

The Company will hold a conference call at 4:30 pm (ET) on June 5, 2007 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guessinc.com via the “Investor’s Info” link. The webcast will be archived on the website for 30 days.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At May 5, 2007 the Company operated 336 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world. For more information about the Company, please visit www.guessinc.com.

Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company’s future prospects and guidance for fiscal year 2008, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include our ability to, among other things, anticipate consumer preferences, effectively operate our retail stores, effectively manage inventories, successfully execute our strategies, including our supply chain and international growth strategies, and domestic and international general economic conditions and consumer confidence. In addition to these factors, the economic and other factors identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

Guess?, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended
	May 5,		April 29,
	2007		2006
	$	%	$	%

Net revenue
Product sales	$357,643	94.6%	$251,337	94.6%
Net royalties	20,306	5.4%	14,346	5.4%
	377,949	100.0%	265,683	100.0%

Cost of product sales	210,367	55.7%	155,073	58.4%

Gross profit	167,582	44.3%	110,610	41.6%

Selling, general and administrative expenses	109,648	29.0%	76,333	28.7%

Earnings from operations	57,934	15.3%	34,277	12.9%

Other (income) expense:
Interest expense	924	0.2%	1,465	0.6%
Interest income	(1,712)	(0.5%)	(1,227)	(0.5%)
Other, net	891	0.3%	(297)	(0.1%)

Earnings before income taxes and minority interest	57,831	15.3%	34,336	12.9%

Income taxes	22,363	5.9%	13,665	5.1%
Minority interest	(59)	(0.0%)	---	---

Net earnings	$35,527	9.4%	$20,671	7.8%

Net earnings per share:

Basic	$0.39		$0.23

Diluted	$0.38		$0.23

Weighted number of shares outstanding:

Basic	91,886		90,146

Diluted	93,240		91,622

Guess?, Inc. and Subsidiaries
Consolidated Segment Data
(in thousands)

	Three Months Ended
	May 5,	April 29,	%
	2007	2006	chg

Net revenue:
Retail operations	$179,529	$150,861	19%
Wholesale operations	59,195	33,360	77%
European operations	118,919	67,116	77%
Licensing operations	20,306	14,346	42%
	$377,949	$265,683	42%

Earnings (loss) from operations:
Retail operations	$19,892	$13,689	45%
Wholesale operations	10,701	3,072	248%
European operations	27,717	16,944	64%
Licensing operations	17,357	11,888	46%
Corporate overhead	(17,733)	(11,316)	57%
	$57,934	$34,277	69%

Operating margins:
Retail operations	11.1%	9.1%
Wholesale operations	18.1%	9.2%
European operations	23.3%	25.2%
Licensing operations	85.5%	82.9%
Total Company	15.3%	12.9%

Guess?, Inc. and Subsidiaries
Selected Condensed Consolidated Balance Sheet Data
(in thousands)

	May 5,	February 3,	April 29,
	2007	2007	2006

ASSETS

Cash and cash equivalents	$189,396	$207,617	$155,533

Receivables, net	206,383	142,659	125,976

Inventories, net	164,500	173,668	108,241

Other current assets	39,373	39,523	34,166

Property and equipment, net	176,722	162,555	150,730

Other assets	126,412	117,300	97,026

Total Assets	$902,786	$843,322	$671,672

LIABILITIES AND STOCKHOLDERS' EQUITY

Current installments of notes payable, long-term debt and capital lease	$37,547	$20,804	$44,768

Other current liabilities	253,171	258,725	164,536

Notes payable, long-term debt and capital lease, excluding current installments	17,796	17,336	52,152

Other liabilities	103,328	103,126	88,420

Minority interest	4,548	4,607	---

Stockholders' equity	486,396	438,724	321,796

Total Liabilities and Stockholders' Equity	$902,786	$843,322	$671,672

Guess?, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Data
(in thousands)

	Three Months Ended
	May 5,	April 29,
	2007	2006

Net cash used in operating activities	$(11,357)	$(17,726)

Net cash used in investing activities	(24,867)	(13,039)

Net cash provided by financing activities	16,440	18,559

Effect of exchange rates on cash	1,563	545

Net increase in cash and cash equivalents	(18,221)	(11,661)

Cash and cash equivalents at the beginning of the year	207,617	167,194

Cash and cash equivalents at the end of the period	$189,396	$155,533

Supplemental information:

Depreciation and amortization	$12,702	$8,372

Rent	25,875	20,160

Guess?, Inc. and Subsidiaries
Retail Store Data
U.S. and Canada

	Three Months Ended
	May 5,	April 29,
	2007	2006

Number of stores at the beginning of the year	334	311

Store openings	8	9

Store closures	(6)	(4)

Number of stores at the end of the period	336	316

Total store square footage at the end of the period	1,603,000	1,553,000

Guess?, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Twelve Months Ended
	April 29,		July 29,		October 28,		February 3,		February 3,
	2006		2006		2006		2007		2007
	$	%	$	%	$	%	$	%	$	%

Net revenue
Product sales	$251,337	94.6%	$247,685	94.6%	$311,914	94.9%	$374,592	94.5%	$1,185,528	94.6%
Net royalties	14,346	5.4%	14,264	5.4%	16,902	5.1%	21,624	5.5%	67,136	5.4%
	265,683	100.0%	261,949	100.0%	328,816	100.0%	396,216	100.0%	1,252,664	100.0%

Cost of product sales	155,073	58.4%	151,618	57.9%	174,285	53.0%	219,179	55.3%	700,155	55.9%

Gross profit	110,610	41.6%	110,331	42.1%	154,531	47.0%	177,037	44.7%	552,509	44.1%

Selling, general and administrative expenses	76,333	28.7%	76,683	29.3%	88,366	26.9%	105,608	26.7%	346,990	27.6%

Earnings from operations	34,277	12.9%	33,648	12.8%	66,165	20.1%	71,429	18.0%	205,519	16.4%

Other (income) expense:
Interest expense	1,465	0.6%	1,794	0.7%	1,517	0.5%	2,886	0.7%	7,662	0.6%
Interest income	(1,227)	(0.5%)	(1,494)	(0.6%)	(1,770)	(0.6%)	(1,748)	(0.4%)	(6,239)	(0.5%)
Other, net	(297)	(0.1%)	(827)	(0.3%)	(1,646)	(0.5%)	(1,890)	(0.5%)	(4,660)	(0.4%)

Earnings before income taxes and minority interest	34,336	12.9%	34,175	13.0%	68,064	20.7%	72,181	18.2%	208,756	16.7%

Income taxes	13,665	5.1%	13,652	5.1%	23,963	7.3%	26,335	6.6%	77,615	6.2%
Minority interest	---	---	(123)	(0.0%)	111	0.0%	(19)	(0.0%)	(31)	(0.0%)

Net earnings	$20,671	7.8%	$20,646	7.9%	$43,990	13.4%	$45,865	11.6%	$131,172	10.5%

Net earnings per share:

Basic	$0.23		$0.23		$0.48		$0.50		$1.44

Diluted	$0.23		$0.22		$0.48		$0.49		$1.42

Weighted number of shares outstanding:

Basic	90,146		90,594		90,846		91,506		90,786

Diluted	91,622		91,936		92,250		92,892		92,222

Guess?, Inc. and Subsidiaries
Consolidated Segment Data
(in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
	Apr 29,	Jul 29,	Oct 28,	Feb 3,	Feb 3,
	2006	2006	2006	2007	2007
Net revenue:
Retail operations	$150,861	$166,095	$178,834	$245,314	$741,104
Wholesale operations	33,360	32,824	43,939	42,500	152,623
European operations	67,116	48,766	89,141	86,778	291,801
Licensing operations	14,346	14,264	16,902	21,624	67,136
	$265,683	$261,949	328,816	396,216	$1,252,664

Earnings (loss) from operations:
Retail operations	$13,689	$20,939	$26,787	$44,109	$105,524
Wholesale operations	3,072	5,394	9,040	7,660	25,166
European operations	16,944	8,219	31,103	16,914	73,180
Licensing operations	11,888	13,232	13,115	20,421	58,656
Corporate overhead	(11,316)	(14,136)	(13,880)	(17,675)	(57,007)
	$34,277	$33,648	$66,165	$71,429	$205,519

Operting margins:
Retail operations	9.1%	12.6%	15.0%	18.0%	14.2%
Wholesale operations	9.2%	16.4%	20.6%	18.0%	16.5%
European operations	25.2%	16.9%	34.9%	19.5%	25.1%
Licensing operations	82.9%	92.8%	77.6%	94.4%	87.4%
	12.9%	12.8%	20.1%	18.0%	16.4%

Guess?, Inc. and Subsidiaries
Selected Condensed Consolidated Balance Sheet Data
(in thousands)

	April 29,	July 29,	October 28,	February 3,
	2006	2006	2006	2007

ASSETS

Cash and cash equivalents	$155,533	$196,027	$163,806	$207,617

Restricted cash	---	---	16,361	---

Receivables, net	125,976	109,068	173,750	142,659

Inventories, net	108,241	132,453	144,514	173,668

Other current assets	34,166	36,911	39,097	39,523

Property and equipment, net	150,730	157,755	160,677	162,555

Other assets	97,026	104,630	109,337	117,300

Total Assets	$671,672	$736,844	$807,542	$843,322

LIABILITIES AND STOCKHOLDERS' EQUITY

Current installments of notes payable, long-term debt and capital lease	$44,768	$26,262	$52,585	$20,804

Other current liabilities	164,536	226,805	229,159	258,725

Notes payable, long-term debt and capital lease, excluding current installments	52,152	46,946	41,122	17,336

Other long-term liabilities	88,420	88,606	87,930	103,126

Minority interest	---	367	478	4,607

Stockholders' equity	321,796	347,858	396,268	438,724

Total Liabilities and Stockholders' Equity	$671,672	$736,844	$807,542	$843,322

Guess?, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Data
(in thousands)

	Three Months Ended	Six Months Ended	Nine Months Ended	Twelve Months Ended
	April 29,	July 29,	October 28,	February 3,
	2006	2006	2006	2007

Net cash (used in) provided by operating activities	$(17,726)	$63,102	$39,514	$141,738

Net cash used in investing activities	(13,039)	(32,813)	(47,785)	(75,708)

Net cash provided (used in) financing activities	18,559	(2,087)	4,243	(25,942)

Effect of exchange rates on cash	545	631	640	335

Net (decrease) increase in cash and cash equivalents	(11,661)	28,833	(3,388)	40,423

Cash and cash equivalents at the beginning of the year	167,194	167,194	167,194	167,194

Cash and cash equivalents at the end of the period	$155,533	$196,027	$163,806	$207,617

Supplemental information:

Depreciation and amortization	$8,372	$17,888	$27,991	$39,600

Rent	20,160	41,195	63,003	85,368

Guess?, Inc. and Subsidiaries
Retail Store Data
U.S. and Canada

	Three Months Ended	Six Months Ended	Nine Months Ended	Twelve Months Ended
	April 29,	July 29,	October 28,	February 3,
	2006	2006	2006	2007

Number of stores at the beginning of the year	311	311	311	311

Store openings	9	17	27	33

Store closures	(4)	(6)	(6)	(10)

Number of stores at the end of the period	316	322	332	334

Total store square footage at the end of the period	1,553,000	1,574,000	1,607,000	1,610,000

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
	April 29,	July 29,	October 28,	February 3,	February 3,
	2006	2006	2006	2007	2007

Comparable store sales percentage increase	12.6%	13.7%	8.9%	11.0%	11.4%